UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 11, 2013

W. P. CAREY INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-13779	45-4549771
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 Rockefeller Plaza, New York, NY		10020
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 492-1100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 – Submission of Matters to a Vote of Security Holders.

An annual meeting of stockholders of W. P. Carey Inc. (the “Company”) was held on July 11, 2013 (the “Annual Meeting”). Set forth below are the final voting results from the Annual Meeting.  At the Annual Meeting, the stockholders elected all the director nominees to serve until the next annual meeting of stockholders, approved the Company’s amended share incentive plan and ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2013.

Proposal One

To elect thirteen Directors for 2013:

Name of Director	For	Withheld	Abstain	Broker Non-Votes
Trevor P. Bond	44,066,494	421,557	-	15,352,858
Francis J. Carey	44,018,430	469,621	-	15,352,858
Nathaniel S. Coolidge	44,040,769	447,282	-	15,352,858
Mark J. DeCesaris	44,070,038	418,013	-	15,352,858
Eberhard Faber, IV	43,892,258	595,793	-	15,352,858
Benjamin H. Griswold, IV	43,908,159	579,892	-	15,352,858
Axel K.A. Hansing	43,914,384	573,667	-	15,352,858
Dr. Richard C. Marston	43,919,369	568,682	-	15,352,858
Robert E. Mittelstaedt, Jr.	44,054,296	433,755	-	15,352,858
Charles E. Parente	44,042,750	445,301	-	15,352,858
Nick J.M. van Ommen	42,768,341	1,719,710	-	15,352,858
Dr. Karsten von Köller	43,781,622	706,429	-	15,352,858
Reginald Winssinger	43,884,349	603,702	-	15,352,858

Proposal Two

	For	Against	Abstain	Broker Non-Votes
To approve the Amended and Restated W. P. Carey Inc. 2009 Share Incentive Plan	39,722,963	3,867,525	897,563	15,352,858

Proposal Three

	For	Against	Abstain	Broker Non-Votes
To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm for 2013	58,789,160	659,336	392,413	-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

W. P. Carey Inc.

Date: July 17, 2013	By:	/s/ Susan C. Hyde
Susan C. Hyde
Managing Director